Exhibit 10.2

Execution Copy

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1 to Promissory Note (“Amendment”) is entered into as of May 20, 2009, by and between OVERLAND STORAGE, INC., a California corporation (“Maker”), and ADAPTEC, INC., a Delaware corporation (“Holder”).

WHEREAS Maker executed and delivered to Holder that certain Promissory Note (“Original Note”) dated as of June 27, 2008 and payable to the order of Holder in the original principal amount of One Million Four Hundred Thirty One Thousand Seven Hundred Eighteen Dollars and Forty Cents ($1,431,718.40), subject to adjustment and interest (“Original Amount”), which Original Note was executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated June 27, 2008, by and between Maker and Holder (“Agreement”); and

WHEREAS, Maker and Holder mutually desire to amend the payment schedule and adjusted, offset and interest-bearing amounts payable under the Original Note.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Holder hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Original Note and/or in the Agreement.

2. The second sentence of the first paragraph of the Original Note is hereby superseded and replaced in its entirety by the following language and the payment schedule and amounts reflected immediately below (“Payment Schedule”):

“The entire unpaid principal and all accrued but unpaid interest, taking into account all applicable adjustments and offsets, shall be due and payable on the dates and in the amounts as follows:

PAYMENT SCHEDULE

Date Due	Amount Due
May 31, 2009	$220,000.00
June 30, 2009	$220,000.00
July 31, 2009	$106,000.00
August 31, 2009	$106,000.00
September 30, 2009	$106,000.00
October 31, 2009	$106,000.00
November 30, 2009	$106,000.00
December 31, 2009	$106,000.00
January 31, 2010	$106,000.00
February 28, 2010	$106,000.00
March 30, 2010	$102,529.81

“Total”	$1,390,529.81

3. Notwithstanding anything to the contrary in the Original Note, the Agreement, and/or herein, Maker and Holder hereby mutually agree that the amounts reflected in the Payment Schedule, when paid according to the dates set forth in the Payment Schedule, reflect all applicable adjustments to, offsets against, and interest owing or to be owed on the Original Amount, and such amounts in the Payment Schedule, when paid according to the dates set forth in the Payment Schedule, supersede any other stated and/or calculated amounts derived from the Original Amount and payable by Maker to Holder pursuant to the Original Note.

4. Except as otherwise provided in this Amendment, all of the terms, covenants and conditions of the Original Note and Agreement shall remain in full force and effect.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

6. The terms, agreements, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7. This Amendment may not be changed orally.

8. This Amendment may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, and all of which shall together constitute one and the same document, and shall be binding on the signatories; and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

IN WITNESS WHEREOF, Maker and Holder have duly executed this Amendment No. 1 to Promissory Note effective as of the date first written above.

MAKER:
OVERLAND STORAGE, INC.
a California corporation

By:	/s/ Kurt L. Kalbfleisch
Name:	Kurt L. Kalbfleisch
Title:	Vice President & CFO

HOLDER:
ADAPTEC, INC.
A Delaware corporation

By:	/s/ John M. Westfield
Name:	John M. Westfield
Title:	V.P. & Corp. Controller

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